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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 2, 1999


                                 MODACAD, INC.
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        (Exact name of registrant as specified in its charter)


          California                    33-31166                 95-4145930
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(State or other jurisdiction of        (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)



    3861 Sepulveda Blvd., Culver City                            90230
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code            (310) 751-2100
                                                        ------------------------

                               Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

Modacad, Inc. ("Modacad") has signed a two-year interactive marketing agreement with America Online. Under the two-year agreement, Modacad will provide payments to AOL totaling up to $7.5 million plus warrants to purchase 100,000 shares of Modacad's common stock at an exercise price equal to 125% of the closing sale price of Modacad common stock on the date of issuance. In exchange, Modacad's styleclick.com web site will be promoted in several areas of the AOL service including the Shopping Channel, Entertainment and Teen Channels. Styleclick.com will also be promoted on AOL.COM's Home & Garden WebCenter, and on AOL's popular Instant Messenger service as well as through Keyword: styleclick. AOL will also be eligible for additional payments if certain thresholds specified in the agreement have been met and may sell advertising on behalf of styleclick.com in exchange for revenue sharing with Modacad. See attached press release issued on June 30, 1999, which by this reference, is incorporated herein.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ModaCAD, INC.


Date: July 2, 1999                             By:   /s/  LEE FREEDMAN
                                                     ---------------------------
                                                     Lee Freedman
                                                     Vice President, Finance and
                                                     Chief Financial Officer

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                                 PRESS RELEASE

                MODACAD ANNOUNCES E-COMMERCE MARKETING AGREEMENT
                               WITH AMERICA ONLINE

LOS ANGELES, Calif., June 30, 1999 -- Modacad, Inc., (NASDAQ: MODA) creator of styleclick.com, a leading fashion and style related e-commerce site, announced today that it has signed a two-year interactive marketing agreement with America Online (NYSE: AOL), the world's leading interactive services company.

Under the two-year agreement, Modacad will provide payments to AOL totaling $7.5 million plus warrants to purchase 100,000 shares in Modacad stock. In exchange, Modacad's styleclick.com web site will be promoted in several areas of the AOL service including the Shopping Channel, Entertainment and Teen Channels. Styleclick.com will also be promoted on AOL.COM's Home & Garden WebCenter, and on AOL's popular Instant Messenger service as well as through Keyword: styleclick. AOL will also be eligible for additional payments once certain thresholds specified in the agreement have been met and may sell advertising on behalf of styleclick.com in exchange for revenue share with Modacad.

Under the agreement, a styleclick.com shopping area specifically designed for AOL members will offer a wide range of apparel, accessories and cosmetics from such popular retailers as Adidas, Crabtree & Evelyn, Danskin, Easy Spirit, Nicole Miller, Nine West, Patagonia, Timberland and many others.

Modacad's styleclick.com will also have an advertising presence on Oxygen Media, a leader in the online women's market. Oxygen Media specializes in providing branded content for women on the Internet, cable television, and other media.

Joyce Freedman, chairman and co-chief executive officer of Modacad stated, "Women are the fastest growing segment of consumers on the Internet today and account for 52% of AOL's subscribers, or over 8.3 million users. Our strategy provides AOL and Modacad with a very effective vehicle to deliver highly qualified consumers to the affiliate shopping site." Ms. Freedman went on to add, "We are gratified to receive such featured placement on AOL. Our goal is to provide their member community with the ability to benefit from our fashion content."

Maurizio Vecchione, Modacad's president and co-chief executive officer stated, "This agreement has enabled Modacad to become a key provider of style content for AOL and supports our business strategy which provides major sites the ability to populate their special shopping areas with styleclick.com's special merchandise mix. We are pleased that AOL is the first to take part in defining what we believe will be a significant growth opportunity for fashion on the Internet."

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"This  agreement  with  Modacad  will  provide AOL members  with an even greater selection of shopping choices," said Greg Shove, Vice President of Interactive Marketing at AOL. "Our members are making shopping more and more a part of their everyday online experience and Styleclick.com brings together in one convenient area many popular brand names, providing our members with a wider variety of shopping options on the service."

Styleclick.com is Modacad's premier e-commerce site for the most popular names in fashion, footwear, gifts, cosmetics, and style related merchandise. Styleclick.com offers many products in high resolution with the ability to pan and zoom in to inspect fabric texture, stitching, buttons, and beading. Featured products can be viewed in high resolution, 3 dimensional rotation, providing visually rich images that allow consumers to see products from all angles in order to make informed purchasing decisions. Styleclick.com is the first e-commerce site to provide image-by-image comparisons by category where consumers can compare related products from different manufacturers and visually compare the look of items, not just the price. These features create a more realistic shopping experience.

Founded in 1988, Modacad is an enabler of e-commerce for manufacturers and consumers. With more than 11 years of experience, the Company is a recognized leader in 3D rendering and digital content management. Modacad recently launched www.styleclick.com, its new e-commerce apparel site that features fashion, footwear, gift, and beauty products while allowing users to comparison shop among leading brands.

For further information, or a complete investor kit, contact Sanjay Sabnani at 310-399-4059 or visit Modacad's web site at www.modacad.com.

This press release contains forward-looking statements including statements regarding the timing and composition of revenues, future operating results and the timing of product introductions, among others. Except for historical information, the matters discussed in this report are forward-looking a statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. Factors that could cause actual results to differ materially include the following: (i) unforeseen technical or other obstacles in the development or production of the Company's software and Internet products; (ii) customer acceptance of the new, updated or revised versions of the Company's software and Internet products; (iii) the Company's ability to produce its products on a cost-effective and timely basis, and (iv) factors not directly related to the Company, such as the plans and success of the Company's vendors, competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence and the changing needs of potential customers and the Style Industries in general.